                                                                     EXHIBIT 4.3

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                     AMENDED AND RESTATED TRUST AGREEMENT

                                     among


                  SOUTHERN STATES COOPERATIVE, INCORPORATED,
                                 as Depositor


                          FIRST UNION NATIONAL BANK,
                              as Property Trustee


               FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
                              as Delaware Trustee


                                      and


                   THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                           _________________________


                          Dated as of ________, 2000

                           _________________________

                       SOUTHERN STATES CAPITAL TRUST II

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                               TABLE OF CONTENTS

                                   ARTICLE I
                                 Defined Terms

Section 1.1. Definitions......................................................   2

                                  ARTICLE II
                       Continuation of the Issuer Trust

Section 2.1. Name.............................................................  11
Section 2.2. Office of the Delaware Trustee; Principal Place of Business......  11
Section 2.3. Initial Contribution of Trust Property; Organizational Expenses..  12
Section 2.4. Issuance of the Capital Securities...............................  12
Section 2.5. Issuance of the Common Securities; Subscription
               and Purchase of Debentures.....................................  12
Section 2.6. Continuation of Trust............................................  13
Section 2.7. Authorization to Enter into Certain Transactions.................  13
Section 2.8. Assets of Trust..................................................  17
Section 2.9. Title to Trust Property..........................................  17

                                  ARTICLE III
                                Payment Account

Section 3.1. Payment Account..................................................  18

                                   ARTICLE IV
                           Distributions; Redemption

Section 4.1. Distributions....................................................  18
Section 4.2. Redemption.......................................................  19
Section 4.3. Subordination of Common Securities...............................  21
Section 4.4. Payment Procedures...............................................  22
Section 4.5. Tax Returns and Reports..........................................  22
Section 4.6. Payment of Taxes, Duties, Etc. of the Issuer Trust...............  23
Section 4.7. Payments under Indenture or Pursuant to Direct Actions...........  23

                                   ARTICLE V
                         Trust Securities Certificates

Section 5.1. Initial Ownership................................................  23
Section 5.2. The Trust Securities Certificates................................  23
Section 5.3. Execution and Delivery of Trust Securities Certificates..........  24
Section 5.4. Book-Entry Capital Securities....................................  24

Section 5.5.  Registration of Transfer and Exchange of
               Capital Securities Certificates.....................................  26
Section 5.6.  Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates...  28
Section 5.7.  Persons Deemed Holders...............................................  28
Section 5.8.  Access to List of Holders' Names and Addresses.......................  29
Section 5.9.  Maintenance of Office or Agency......................................  29
Section 5.10. Appointment of Paying Agents.........................................  29
Section 5.11. Ownership of Common Securities by Depositor..........................  30
Section 5.12. Notices to Clearing Agency...........................................  30
Section 5.13. Rights of Holders; Waivers of Past Defaults..........................  30

                                   ARTICLE VI
                       Acts of Holders; Meetings; Voting

Section 6.1.  Limitations on Voting Rights.........................................  32
Section 6.2.  Notice of Meetings...................................................  33
Section 6.3.  Meetings of Holders of the Capital Securities........................  34
Section 6.4.  Voting Rights........................................................  34
Section 6.5.  Proxies, etc.........................................................  34
Section 6.6.  Holder Action by Written Consent.....................................  35
Section 6.7.  Record Date for Voting and Other Purposes............................  35
Section 6.8.  Acts of Holders......................................................  35
Section 6.9.  Inspection of Records................................................  36

                                  ARTICLE VII
                         Representations and Warranties

Section 7.1.  Representations and Warranties of the Property Trustee
               and the Delaware Trustee............................................  36
Section 7.2.  Representations and Warranties of Depositor..........................  38

                                  ARTICLE VIII
                              The Issuer Trustees

Section 8.1.  Certain Duties and Responsibilities..................................  39
Section 8.2.  Certain Notices......................................................  41
Section 8.3.  Certain Rights of Property Trustee...................................  42
Section 8.4.  Not Responsible for Recitals or Issuance of Securities...............  44
Section 8.5.  May Hold Securities..................................................  44
Section 8.6.  Compensation; Indemnity; Fees........................................  44
Section 8.7.  Corporate Property Trustee Required; Eligibility of Issuer Trustees..  45

Section 8.8.   Conflicting Interests................................................. 46
Section 8.9.   Co-Trustees and Separate Trustee...................................... 46
Section 8.10.  Resignation and Removal; Appointment of Successor..................... 48
Section 8.11.  Acceptance of Appointment by Successor................................ 49
Section 8.12.  Merger, Conversion, Consolidation or Succession to Business........... 50
Section 8.13.  Preferential Collection of Claims Against Depositor or Issuer Trust... 50
Section 8.14.  Property Trustee May File Proofs of Claim............................. 50
Section 8.15.  Reports by Property Trustee........................................... 51
Section 8.16.  Reports to the Property Trustee....................................... 52
Section 8.17.  Evidence of Compliance with Conditions Precedent...................... 52
Section 8.18.  Number of Issuer Trustees............................................. 52
Section 8.19.  Delegation of Power................................................... 52
Section 8.20.  Appointment of Administrative Trustees................................ 53

                                  ARTICLE IX
                      Dissolution, Liquidation and Merger

Section 9.1.   Dissolution Upon Expiration Date...................................... 53
Section 9.2.   Early Dissolution..................................................... 54
Section 9.3.   Termination........................................................... 54
Section 9.4.   Liquidation........................................................... 54
Section 9.5.   Mergers, Consolidations, Amalgamations or
                Replacements of Issuer Trust......................................... 56

                                   ARTICLE X
                           Miscellaneous Provisions


Section 10.1.  Limitation of Rights of Holders....................................... 57
Section 10.2.  Amendment............................................................. 57
Section 10.3.  Separability.......................................................... 58
Section 10.4.  Governing Law......................................................... 58
Section 10.5.  Payments Due on Non-Business Day...................................... 59
Section 10.6.  Successors............................................................ 59
Section 10.7.  Headings.............................................................. 59
Section 10.8.  Reports, Notices and Demands.......................................... 60
Section 10.9.  Agreement Not to Petition............................................. 60
Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act................ 61
Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee
                 Agreement and Indenture............................................. 61
Section 10.12. Submission to Jurisdiction; Service of Process........................ 62
Section 10.13. Counterparts.......................................................... 62

Exhibit A      Certificate of Trust
Exhibit B      Form of Certificate Depository Agreement
Exhibit C      Form of Common Securities Certificate
Exhibit D      Form of Expense Agreement
Exhibit E      Form of Capital Securities Certificate

     AMENDED AND RESTATED TRUST AGREEMENT, dated as of _________, 2000, among
(i) SOUTHERN STATES COOPERATIVE, INCORPORATED, an agricultural cooperative corporation organized under the laws of Virginia (including any successors or assigns, the "Depositor"), (ii) FIRST UNION NATIONAL BANK, a national banking association, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), and (iv) LESLIE T. NEWTON, an individual, and JONATHAN A. HAWKINS, an individual, each of whose address is c/o Southern States Cooperative, Incorporated, 6606 West Broad Street, Richmond, Virginia 23260 (each an "Administrative Trustee"), (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the "Issuer Trustees").


                                  Witnesseth

     Whereas, the Depositor and the Delaware Trustee have heretofore duly declared and created a business trust pursuant to the Delaware Business Trust Act by entering into the Trust Agreement, dated as of December __, 1999 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on December __, 1999, attached as Exhibit A (the "Certificate of Trust"); and

     Whereas, the Depositor and the Issuer Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures, and (iv) the appointment of the Property Trustee and the Administrative Trustees;

     Now Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                 Defined Terms

     Section 1.  Definitions.

     For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

     (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

     (e) Unless the context otherwise requires, any reference to an "Article", a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

     (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8.

     "Additional Distributions" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

     "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

     "Administrative Trustee" means each Person appointed in accordance with
Section 8.20 solely in such Person's capacity as Administrative Trustee of the Issuer Trust heretofore created and continued hereunder and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Clearing Agency for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Bank" has the meaning specified in the preamble to this Trust Agreement.

     "Bankruptcy Event" means, with respect to any Person:

     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Bankruptcy Laws" has the meaning specified in Section 10.9.

     "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

     "Book-Entry Capital Securities Certificate" means a Capital Securities Certificate evidencing ownership of Book-Entry Capital Securities.

     "Book-Entry Capital Security" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Capital Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein, and designated as _____% Capital Securities.

     "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit E.

     "Certificate Depository Agreement" means the agreement among the Issuer Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

     "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

     "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in Richmond, Virginia, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in Richmond, Virginia.

     "Debenture Event of Default" means any "Event of Default" specified in
Section 5.1 of the Indenture.

     "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

     "Debenture Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

     "Debentures" means the Depositor's _____% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.

     "Definitive Capital Securities Certificates" means either or both (as the context requires) of (i) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.2 or 5.4, and (ii) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.2, 5.4 or 5.5.

     "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code (S) 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

     "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Issuer Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

     "Depositor" has the meaning specified in the preamble to this Trust Agreement.

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

     "DTC" means The Depository Trust Company.

     "Early Termination Event" has the meaning specified in Section 9.2.

     "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the occurrence of a Debenture Event of Default; or

          (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and to the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, and any successor statute thereto, in each case as amended from time to time.

     "Expense Agreement" means the Agreement as to Expenses and Liabilities, dated as of the Closing Date, between Southern States Cooperative, Incorporated and the Issuer Trust, substantially in the form attached as Exhibit D, as amended from time to time.

     "Expiration Date" has the meaning specified in Section 9.1.

     "FUTC" means First Union Trust Company, National Association, a national banking association.

     "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Depositor and First Union National Bank, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

     "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

     "Indenture" means the Junior Subordinated Indenture, dated as of _________, 2000, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

     "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

     "Issuer Trust" means the Delaware business trust known as "Southern States Capital Trust II", which was created on December 1, 1999, under the Delaware Business Trust Act pursuant to the Original Trust Agreement and is continued pursuant to this Trust Agreement.

     "Issuer Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of any Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Distributions to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

     "Liquidation Amount" means the stated amount of $25 per Trust Security.

     "Liquidation Date" means the date of the dissolution, winding-up or termination of the Issuer Trust pursuant to Section 9.4.

     "Liquidation Distribution" has the meaning specified in Section 9.4(d).

     "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or one of the Executive Vice Presidents, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the Issuer Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

     "Optional Securities" has the meaning specified in the Underwriting Agreement.

     "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

     "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

          (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

          (b) Trust Securities for whose redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

          (c) Trust Securities in exchange for or in lieu of which other Capital Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee or any Affiliate of the Depositor or any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (b) the foregoing clause (a) shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

     "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

     "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Issuer Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture

Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

     "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

     "Relevant Trustee" has the meaning specified in Section 8.10.

     "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

     "Successor Capital Securities" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

     "Time of Delivery" has the meaning specified in the Underwriting Agreement.

     "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all Exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

     "Trust Security" means any one of the Common Securities or the Capital Securities.

     "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

     "Underwriting Agreement" means the Underwriting Agreement, dated as of _________, 2000, among the Issuer Trust, the Depositor and the Underwriters, as the same may be amended from time to time.

     "Underwriters" has the meaning specified in the Underwriting Agreement and
Schedule I thereto.


                                  ARTICLE II

                       Continuation of the Issuer Trust

     Section 2.0.  Name.

     The trust continued hereby shall be known as "Southern States Capital Trust II", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

     Section 2.1.  Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is One Rodney Square, First Floor, 920 King Street, Wilmington, Delaware 19801, Attention:
Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is c/o Southern States Cooperative, Incorporated, 6606 West Broad Street, Richmond, Virginia 23260, Attention:
Chief Financial Officer.

     Section 2.2.  Initial Contribution of Trust Property; Organizational
Expenses.

     The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

     Section 2.3.  Issuance of the Capital Securities.

     As of __________, 2000, the Depositor, both on its own behalf and on behalf of the Issuer Trust pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall manually execute in accordance with Sections 5.2 and 5.3, and the Property Trustee shall deliver to the Underwriters, Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, evidencing an aggregate of 3,000,000 Capital Securities having an aggregate Liquidation Amount of $75,000,000, against receipt of the aggregate purchase price of such Capital Securities of $75,000,000 (plus accrued
Distributions, if any) by the Property Trustee.   If the Underwriters purchase
any Optional Securities in accordance with the second paragraph of Section 1(a) of the Underwriting Agreement, on the Second Clearing Date (as defined in the Underwriting Agreement), an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3, and the Property Trustee shall deliver to the Underwrites, deliver to the Underwriters, Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, evidencing an aggregate amount of up to 450,000 Capital Securities having an aggregate Liquidation Amount of up to $11,250,000, against receipt of the aggregate purchase price of such Capital Securities [of ____% of] [equal to] the Liquidation Amount thereof [(plus accrued Distributions)] by the Property Trustee.

     Section 2.4. Issuance of the Common Securities; Subscription and Purchase of Debentures.

     Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3, and the Property Trustee shall deliver to the Depositor, Common Securities Certificates registered in the name of the Depositor, evidencing an aggregate of 92,784 Common Securities having an aggregate Liquidation Amount of $2,319,600, against receipt of the aggregate purchase price of such Common Securities of $2,319,600 (plus accrued Distributions, if any) by the Property Trustee. Contemporaneously therewith, the Depositor shall issue and sell to the Issuer Trust, and the Issuer Trust shall purchase from the Depositor, Debentures having an aggregate principal amount equal to $77,319,600 registered in the name of the Property Trustee on behalf of the Issuer Trust and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of

$77,319,600 (plus accrued Distributions, if any) (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5). If the Underwriters purchase any Optional Securities in accordance with Section 1(a) of the Underwriting Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3, and the Property Trustee shall deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, evidencing Common Securities having an aggregate Liquidation Amount of up to $347,940, against receipt of the aggregate purchase price therefor by the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount of up to $11,597,940, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the amount received by it pursuant to the last sentence of Section 2.4 and the third sentence of this Section 2.5.

     Section 2.5.  Continuation of Trust.

     The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (b) to make Distributions to holders, and (c) to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the respective Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein, except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

     Section 2.6.  Authorization to Enter into Certain Transactions.

     (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7, and in accordance with the following provisions (i) and (ii), the Property Trustee and the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Property Trustee and Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

     (i) As among the Issuer Trustees, each Administrative Trustee, acting individually or jointly, shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

               (A) the issuance and sale of the Trust Securities;

               (B) causing the Issuer Trust to enter into, and to execute, deliver and perform on behalf of the Issuer Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

               (C) assisting in compliance with the registration of the Capital Securities under the Securities Act and under applicable state securities or blue sky laws and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (D) assisting in listing the Capital Securities on the New York Stock Exchange and such other securities exchange or exchanges as shall be determined by the Depositor, in the registration of the Capital Securities under the Exchange Act, and with the preparation and in the filing of all periodic and other reports and other documents pursuant to the foregoing;

               (E) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (F) consenting to the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

               (G) executing the Trust Securities on behalf of the Issuer Trust in accordance with this Trust Agreement;

               (H) executing and delivering closing certificates, if any, pursuant to the Underwriting Agreement and an application for a taxpayer identification number for the Issuer Trust;

               (I) unless otherwise determined by the Property Trustee or Holders of at least a Majority in Liquidation Amount of the Capital Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, executing on behalf of the Issuer Trust (either acting alone or together with any other Administrative Trustee) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

               (J) taking any action incidental to the foregoing as the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

          (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

               (A) establishing the Payment Account;

               (B) receiving the Debentures;

               (C) collecting interest, principal and any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

               (D) distributing through any Paying Agent amounts distributable to the Holders in respect of the Trust Securities;

               (E) exercising all of the rights, powers and privileges of a holder of the Debentures;

               (F) sending notices of default and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

               (G) distributing the Trust Property in accordance with the terms of this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, winding up the affairs of and liquidating the Issuer Trust and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware;

               (I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

               (J) performing any of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i)(E), (F) and (J).

     (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees, acting in their capacity as such, shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

     (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

          (i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Capital Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions pursuant thereto;

          (ii) the determination of the States, or other jurisdictions, if any, in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

          (iii) the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of any application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Capital Securities;

          (iv) the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of any registration statement on Form 8-A relating to Capital Securities under
     Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

          (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement; and

          (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

     (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, each Administrative Trustee and the Holder of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative Trustee or Holder of the Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Capital Securities. In no event shall the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

     Section 2.7.  Assets of Trust.

     The assets of the Issuer Trust shall consist of the Trust Property.

     Section 2.8.  Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.

                                  ARTICLE III

                                Payment Account

     Section 3.1.  Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                  ARTICLE IV

                           Distributions; Redemption

     Section 4.1.  Distributions.

     (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including any Additional Distributions) will be made on the Trust Securities at the rate and on the dates that payments of interest (including any Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

          (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from __________, 2000, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on ______ 1, 2000. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls within the next calendar year, such payment will be made on the immediately preceding

     Business Day, in each case, with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

          (ii) The Trust Securities shall be entitled to Distributions payable at a rate, not including Additional Distributions, of _____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The amount of Distributions payable for any period shall include any Additional Distributions in respect of such period.

          (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day (whether or not a Business Day) next preceding the relevant Distribution Date.

     Section 4.2.  Redemption.

     (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

          (i)   the Redemption Date;

          (ii)  the Redemption Price;

          (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

          (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

          (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date, except as provided in Section 4.2(d) below; and

          (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

     The Issuer Trust in issuing the Trust Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

     (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent or Paying Agents, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent or Paying Agents irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Capital Securities based upon the relative aggregate Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis based upon their respective aggregate Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, provided that so long as the Capital Securities are in book-entry-only form, such selection shall be made in accordance with the customary procedures for the Clearing Agency for the Capital Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities that has been or is to be redeemed.

     Section 4.3.  Subordination of Common Securities.

     (a) Payment of Distributions (including any Additional Distributions) on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Distributions) on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Distributions) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Distributions) on, the Redemption Price of or the Liquidation Distribution in respect of the Capital Securities then due and payable.

     (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     Section 4.4.  Payment Procedures.

     Payments of Distributions (including any Additional Distributions) or of the Redemption Price, Liquidation Amount or any other amounts in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

     Section 4.5.  Tax Returns and Reports.

     The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

     Section 4.6.  Payment of Taxes, Duties, Etc. of the Issuer Trust.

     Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority with respect to which such Additional Sums were paid.

     Section 4.7.  Payments under Indenture or Pursuant to Direct Actions.

          Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.


                                   ARTICLE V

                         Trust Securities Certificates

     Section 5.1.  Initial Ownership.

     Upon the creation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

     Section 5.2.  The Trust Securities Certificates.

     (a) The Capital Securities Certificates shall be issued in fully registered form in minimum denominations of $25 Liquidation Amount and integral multiples thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

     (b) Upon their original issuance, Capital Securities Certificates shall be issued in the form of one or more Book-Entry Capital Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or a custodian for DTC for credit by

DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

     (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

     Section 5.3.  Execution and Delivery of Trust Securities Certificates.

     At the Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

     Section 5.4.  Book-Entry Capital Securities.

     (a) Each Book-Entry Capital Securities Certificate issued under this Trust Agreement shall be registered in the name of the Clearing Agency or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor, and each such Book-Entry Capital Securities Certificate shall constitute a single Capital Securities Certificate for all purposes of this Agreement.

     (b) Notwithstanding any other provision in this Trust Agreement, no Book-Entry Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Book-Entry Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency or a nominee thereof unless
(i) the Clearing Agency advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Capital Securities Certificates, and the Property Trustee is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) a Debenture Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i), (ii) or (iii) above, the Property Trustee shall notify the Clearing Agency and instruct the Clearing Agency to notify all Owners of Book-Entry Capital Securities and the Administrative Trustees of the occurrence of such event and of the availability of the Definitive Capital Securities Certificates to Owners of the Capital Securities requesting the same.

     (c) If any Book-Entry Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or canceled in part, or if any other Capital Securities Certificate is to be exchanged in whole or in part for Book-Entry Capital Securities represented by a Book-Entry Capital Securities Certificate, then either (i) such Book-Entry Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Book-Entry Capital Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to that portion of the

Liquidation Amount represented by the Book-Entry Capital Securities Certificate to be so exchanged or canceled, or equal to that portion of the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Book-Entry Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar with notice to the Property Trustee, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Book-Entry Capital Securities Certificate by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall, subject to
Section 5.5(b) and as otherwise provided in this Article V, execute the Definitive Capital Securities Certificates issuable in exchange for such Book-Entry Capital Securities Certificate (or any portion thereof) in accordance with the instructions of the Clearing Agency. None of the Securities Registrar or the Property Trustee or the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Issuer Trustees shall recognize the Holders of the Definitive Capital Securities as Holders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

     (d) Every Capital Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Capital Securities Certificate or any portion thereof, whether pursuant to this
Article V or Section 4.2 or otherwise, shall be executed and delivered in the form of, and shall be, a Book-Entry Capital Securities Certificate, unless such Capital Securities Certificate is registered in the name of a Person other than the Clearing Agency or a nominee thereof.

     (e) The Clearing Agency or its nominee, as registered owner of a Book-Entry Capital Securities Certificate, shall be the Holder of such Book-Entry Capital Securities Certificate for all purposes under this Trust Agreement and the Capital Securities, and Owners with respect to a Book-Entry Capital Securities Certificate shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Property Trustee or the Administrative Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities represented thereby and the giving of instructions or directions by or to Owners of Book-Entry Capital Securities represented thereby) as the sole Holder of the Book-Entry Capital Securities represented thereby and shall have no obligations to the Owners thereof. None of the Depositor, the Issuer Trustees nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

     (f) The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable

Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Solely for the purposes of determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Capital Securities Certificates have not been issued in certificated fully registered form, the Property Trustee and the Administrative Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to such Issuer Trustees by the Clearing Agency setting forth the Holders' votes or assigning the right to vote on any matter to any other Persons either in whole or in part. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants, and neither of the Depositor nor the Issuer Trustees shall have any responsibility or obligation with respect thereto.

     Section 5.5. Registration of Transfer and Exchange of Capital Securities Certificates.

     (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and (subject to Section 5.11) Common Securities Certificates and of transfers and exchanges of Capital Securities Certificates as herein provided. The Property Trustee is hereby appointed Securities Registrar for the purpose of registering Capital Securities Certificates and (subject to Section 5.11) Common Securities and transfers and exchanges thereof as provided herein.

     Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount, dated the date of execution by such Administrative Trustee or Trustees.

     At the option of the Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates of the same series of any authorized denominations, of like tenor and aggregate Liquidation Amount, and bearing a number not contemporaneously Outstanding, upon surrender of the Capital Securities Certificates to be exchanged at such office or agency. Whenever any Capital Securities Certificates are so surrendered for exchange, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, the Capital Securities Certificates that the Holder making the exchange is entitled to receive.

     All Capital Securities issued upon any transfer or exchange of Capital Securities shall evidence the same interest in the assets of the Issuer Trust, and be entitled to the same benefits under this Trust Agreement, as the Capital Securities surrendered upon such transfer or exchange.

     The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

     Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Issuer Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

     (b) Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities Certificates and Book-Entry Capital Securities shall be made only in accordance with this Section 5.5(b).

           (i) Non-Book-Entry Capital Securities Certificate to Book-Entry
               -----------------------------------------------------------
     Capital Securities Certificate. If the Holder of a Capital Securities
     ------------------------------
     Certificate (other than a Book-Entry Capital Securities Certificate) wishes at any time to transfer all or any portion of such Capital Securities Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Book-Entry Capital Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of such Capital Securities Certificate as provided in
     Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a specified number of Book-Entry Capital Securities to be represented by such Book-Entry Capital Securities Certificate not greater than the number of Capital Securities represented by such Capital Securities Certificate be credited to a specified Clearing Agency Participant's account, then the Securities Registrar shall cancel such Capital Securities Certificate (and issue a new Capital Securities Certificate in respect of any untransferred portion thereof) as provided in
     Section 5.5(a) and increase the aggregate Liquidation Amount of the Book-Entry Capital Securities Certificate by the Liquidation Amount of such Capital Securities so transferred as provided in Section 5.4(c).

          (ii)  Non-Book-Entry Capital Securities Certificate to Non-Book-Entry
                ---------------------------------------------------------------
     Capital Securities Certificate. A Capital Securities Certificate that is
     ------------------------------
     not a Book-Entry Capital Securities Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.5(a).

          (iii) Book-Entry Capital Securities Certificate to Non-Book-Entry
                -----------------------------------------------------------
     Capital Securities Certificate. A beneficial interest in a Book-Entry
     ------------------------------
     Capital Securities Certificate may be exchanged for a Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.4.

     Section 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

     If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this
Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

     Section 5.7.  Persons Deemed Holders.

     The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

     Section 5.8.  Access to List of Holders' Names and Addresses.

     Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor or the Issuer Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 5.9.  Maintenance of Office or Agency.

     The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates the Corporate Trust Office, Attention: Corporate Trust Group, as its office and agency for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrative Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

     Section 5.10.  Appointment of Paying Agents.

     The Paying Agent or Agents shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Bank and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Depositor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 5.11.  Ownership of Common Securities by Depositor.

     At the Time of Delivery, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities (except in connection with a redemption thereof), and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next proceeding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

     Section 5.12.  Notices to Clearing Agency.

     To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Capital Securities are represented by a Book-Entry Capital Securities Certificate, the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

     Section 5.13.  Rights of Holders; Waivers of Past Defaults.

     (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

     At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

          (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all of the Debentures,

               (B) any accrued Additional Interest (as defined in the Indenture) on all of the Debentures,

               (C) the principal of (and premium, if any, on) any Debentures that have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Debentures, and

               (D) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

          (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.13 of the Indenture.

     The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default under the Indenture, except a default or Event of Default in the payment of principal or interest (unless such default or Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default or Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

     (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.13(b) and this
Section 5.13(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

     (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this
Section 5.13, the Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                  ARTICLE VI

                       Acts of Holders; Meetings; Voting

     Section 6.1.  Limitations on Voting Rights.

     (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

     (b) So long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debentures, (ii) waive any past default that may be waived under
Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities, except by a subsequent vote of the Holders of the Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

     (c) If any proposed amendment to this Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

     Section 6.2.  Notice of Meetings.

     Notice of all meetings of the Holders of the Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Capital Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     Section 6.3.  Meetings of Holders of the Capital Securities.

     No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of the Holders of the Capital Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Capital Securities to vote on any matters as to which such Holders are entitled to vote.

     The Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Capital Securities.

     If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Capital Securities representing at least a majority of the aggregate Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

     Section 6.4.  Voting Rights.

     Holders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

     Section 6.5.  Proxies, etc.

     At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     Section 6.6.  Holder Action by Written Consent.

     Any action that may be taken by Holders of Capital Securities at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of the Capital Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing. Any action that may be taken by the Holder of all the Common Securities may be taken if such Holder shall consent to the action in writing.

     Section 6.7.  Record Date for Voting and Other Purposes.

     For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

     Section 6.8.  Acts of Holders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section 6.8.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

     The ownership of Trust Securities shall be proved by the Securities
Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Depositor or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

     Section 6.9.  Inspection of Records.

     Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders (and other Issuer Trustees) during normal business hours for any purpose reasonably related to such Holder's interest as a Holder (or such Issuer Trustee's service as a Trustee hereunder).



                                  ARTICLE VII

                        Representations and Warranties

     Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

     The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

     (a) the Property Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

     (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (c) FUTC is a national banking association, duly formed and validly existing under the laws of the United States and satisfies for the Issuer Trust the requirements of Section 3807(a) of the Delaware Business Trust Act;

     (d) FUTC has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding at law or in equity);

     (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

     (g) none of the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee, as appropriate in context, contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be; and

     (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware

Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

     Section 7.2.  Representations and Warranties of Depositor.

     The Depositor hereby represents and warrants for the benefit of the Holders that:

     (a) the Trust Securities Certificates issued on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

     (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either Issuer Trustee of this Trust Agreement.

                                 ARTICLE VIII

                              The Issuer Trustees

     Section 8.1.  Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, but subject to Section 8.1(c), no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for his or her own gross negligent action, his or her own gross negligent failure to act, or his or her own wilful misconduct. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

     (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

     (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

     (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

               (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

          (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

          (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

          (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor; and

          (vii) No provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor. The Delaware Trustee shall not be responsible for monitoring compliance by the Property Trustee, the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Delaware Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor.

     Section 8.2.  Certain Notices.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrative Trustee, unless such Event of Default shall have been cured or waived.

     Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

     The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice, or an officer of the Property Trustee charged with the administration of this Trust Agreement shall have obtained actual knowledge, of such Event of Default.

     Section 8.3.  Certain Rights of Property Trustee.

     Subject to the provisions of Section 8.1:

     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Capital Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or wilful misconduct;

     (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

     (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

     (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

     (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

     (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

     (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

     (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence, bad faith or wilful misconduct with respect to selection of any agent or attorney appointed by it hereunder;

     (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

     (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which it shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

     Section 8.4.  Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor and the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

     The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its Corporate Trust division shall have received written notice from the Depositor, any Holder or any other Issuer Trustee that such funds are not legally available.

     Section 8.5.  May Hold Securities.

     Any Issuer Trustee or any agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such agent.

     Section 8.6.  Compensation; Indemnity; Fees.

     The Depositor agrees:

     (a) to pay to each Issuer Trustee and Paying Agent from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Depositor and such Issuer Trustee or Paying Agent, as the case may be, from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse each Issuer Trustee and Paying Agent upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, bad faith or wilful misconduct; and

     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee (individually and as an Issuer Trustee),
(ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee (individually and as an Issuer Trustee), (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee (individually and as an Issuer Trustee) and (v) any employee or agent of the Issuer Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person believed in good faith to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of its own negligence, bad faith or wilful misconduct with respect to such acts or omissions.

     (d) to the fullest extent permitted by applicable law, the parties intend that Section 3561 of Title 12 of the Delaware Code shall not apply to the Issuer Trust and that compensation payable to any Issuer Trustee pursuant to this
Section 8.6 not be subject to review by any court under Section 3560 of Title 12 of the Delaware Code or otherwise.

     The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the resignation or removal of any Issuer Trustee.

     No Issuer Trustee or Paying Agent may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

     The Depositor, any Issuer Trustee (subject to Section 8.8(a)) and any Paying Agent may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Paying Agent nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Issuer Trustee or any Paying Agent shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee or Paying Agent may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

     Section 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.

     (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this

Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

     (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee hereunder with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

     Section 8.8.  Conflicting Interests.

     (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

     (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

     Section 8.9.  Co-Trustees and Separate Trustee.

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, Depositor and the Administrative Trustees, by agreed action of the majority of them shall have power to appoint, and upon the written request of the Administrative Trustee and the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. If an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.

     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

     (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

     (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

     (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     Section 8.10.  Resignation and Removal; Appointment of Successor.

     No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Issuer Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Holder of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust). An Administrative Trustee may only be removed by the Holder of the Common Securities and may be so removed at any time.

     If any Issuer Trustee shall resign, be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act delivered to the retiring Issuer Trustee, shall promptly appoint a successor Issuer Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Capital Securities, by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section

8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Securities or the Holders of a Majority in Liquidation Amount of the Capital Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompeent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or
(b) otherwise by the Depositor (with the successor in either case being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in
Section 8.7).

     Section 8.11.  Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

     Upon request of any Issuer Trustee or any such successor Relevant Trustee, the retiring Relevant Trustee or the Issuer Trust, as the case may be, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     Section 8.12.  Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 8.13. Preferential Collection of Claims Against Depositor or Issuer Trust.

     If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

     Section 8.14.  Property Trustee May File Proofs of Claim.

     In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.15.  Reports by Property Trustee.

     (a) Not later than 60 days following December 31 of each year commencing with December 31, 2000 the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

          (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

          (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

          (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

     (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

     Section 8.16.  Reports to the Property Trustee.

     Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Depositor and the Administrative Trustees on behalf of the Issuer Trust shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

     Section 8.17.  Evidence of Compliance with Conditions Precedent.

     Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

     Section 8.18.  Number of Issuer Trustees.

     (a) The number of Issuer Trustees shall be four, provided that the Property Trustee and the Delaware Trustee may be the same Person.

     (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

     Section 8.19.  Delegation of Power.

     (a) Any Administrative Trustee, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 such Administrative Trustee's power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

     Section 8.20.  Appointment of Administrative Trustees.

     (a) The Administrative Trustees shall initially be Jonathan A. Hawkins and Leslie T. Newton, and their successors shall be appointed by the Holder of all the Common Securities. The Administrative Trustees may resign or be removed by the Holder of all the Common Securities at any time. Upon any resignation or removal of an Administrative Trustee, the Depositor shall appoint a successor Administrative Trustee. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustees.

     (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

     (c) Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of all the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrative Trustees, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrative Trustees immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).


                                   ARTICLE IX

                      Dissolution, Liquidation and Merger

     Section 9.1.  Dissolution Upon Expiration Date.

     Unless earlier dissolved, the Issuer Trust shall automatically dissolve on _________, 2049 (the "Expiration Date"), and shall thereafter be terminated by filing a Certificate of Cancellation with the Secretary of State of the State of Delaware, following the distribution of the Trust Property in accordance with
Section 9.4.

     Section 9.2.  Early Dissolution.

     The first to occur of any of the following events is an "Early Termination Event" upon the occurrence of which the Trust shall be dissolved:

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of all the Common Securities;

     (b) the written direction to the Property Trustee from the Holder of all the Common Securities at any time to dissolve the Issuer Trust and to distribute the Debentures to Holders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of the Holder of all the Common Securities);

     (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

     (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

     Section 9.3.  Termination.

     The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders and (d) the filing with the Secretary of State of the State of Delaware of a certificate of cancellation for the Issuer Trust upon the completion of winding up following the dissolution of the Issuer Trust.

     Section 9.4.  Liquidation.

     (a) If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by Section 3808(e) of the Delaware Business Trust Act and any other applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

          (i) state the Liquidation Date;

          (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

          (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if
     Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee and the Administrative Trustees shall deem appropriate.

     (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Trust Securities Certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

     (d) If, upon dissolution of the Trust, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Termination Event specified in clause (c) of Section
9.2 occurs, the Trust Property shall be liquidated by the Property Trustee in such manner as the Property Trustee determines. In such event, in connection with the winding-up of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by
Section 3808(e) of the Delaware Business Trust Act and other applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of all the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

     Section 9.5. Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. At the request of the Holder of all the Common Securities, with the consent of the Administrative Trustees, but without the consent of the Holders of the Outstanding Capital Securities, the Property Trustee and the Delaware Trustee, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Capital Securities, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vii) the Depositor or its permitted transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of all of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

                                   ARTICLE X

                           Miscellaneous Provisions

     Section 10.1.  Limitation of Rights of Holders.

     Except as set forth in Section 9.2, the death, incapacity, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to annul, dissolve or terminate this Trust Agreement, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Section 10.2.  Amendment.

     (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Holder of the Common Securities, without the consent of the Delaware Trustee or any Holder of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be classified as a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in either case (i) or (ii) such action shall not adversely affect in any material respect the interests of the Delaware Trustee or any Holder.

     (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee, the Administrative Trustees and the Holder of the Common Securities, without the consent of the Delaware Trustee, and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Capital Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the Delaware Trustee.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this
Section 10.2 may not be amended.

     (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, (i) without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees, and (ii) without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Delaware Trustee.

     (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor and the Delaware Trustee a copy of such amendment.

     (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee and the Delaware Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

     Section 10.3.  Separability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.4.  Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE

TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. THE PROVISIONS OF SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

     To the fullest extent permitted by Delaware law, there shall not be applicable to the Issuer Trust, the Issuer Trustees or this Trust Agreement any provisions of law (whether statutory or common) of the State of Delaware pertaining to trusts (other than the Delaware Business Trust Act) that relate to or regulate in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agent of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the acquisition, holding or disposition of any property, (d) the allocation of receipts and expenditures between income and principal, (e) restrictions or limitation on the permissible nature, amount or concentration of trust investment or requirements relating to the titling, storage or other manner of holding or investing trust assets, or
(f) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent (whether more or less restrictive) with this provision.

     Section 10.5.  Payments Due on Non-Business Day.

     If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

     Section 10.6.  Successors.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

     Section 10.7.  Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

     Section 10.8.  Reports, Notices and Demands.

     (a) Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to Southern States Cooperative, Incorporated., 6606 West Broad Street, Richmond, Virginia 23260, Attention:
Chief Financial Officer, Facsimile no.: (804 ) 281-1650, or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

     (b) Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust or any Issuer Trustee may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of the Property Trustee to First Union National Bank, 800 East Main Street, Lower Mezzanine, Richmond, Virginia 23219, Attention: Corporate Trust Group; (b) with respect to the Delaware Trustee, to First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration; (c) in the case of the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Southern States Capital Trust II"; and (d) in the case of the Issuer Trust, to its principal executive office specified in Section 2.2, with a copy to each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, or, in each such case, to such other address as may be specified in a written notice by the applicable Person to the Property Trustee, the Depositor and the Holders. Such notice, demand or other communication to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Property Trustee, the Delaware Trustee, such Administrative Trustees or the Issuer Trust, as the case may be.

     Section 10.9.  Agreement Not to Petition.

     Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. The Property Trustee and the Depositor agree, for the benefit of Holders, that if the Depositor or any Issuer Trustee takes action in violation of this Section 10.9, then at the expense of the Depositor, the Property Trustee or Depositor, as the case may be, shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert.

     Section 10.10.  Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions of the Trust Indenture Act.

     (b) The Property Trustee shall be the only Issuer Trustee that is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

     Section 10.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

     Section 10.12.  Consent to Jurisdiction; Service of Process.

     Each of the parties hereto hereby consents to (i) the non-exclusive jurisdiction of courts of the State of Delaware or any federal court sitting in Wilmington, Delaware for the purpose of any suit, action or proceeding relating to or arising out of this Trust Agreement and (ii) service of process in connection therewith by mail. The foregoing shall not be construed to prevent any party from bringing any suit, action or proceeding in any other jurisdiction or from serving process by any other means.

     Section 10.13.  Counterparts.

     This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Trust Agreement as of the day and year first above written.

                              SOUTHERN STATES COOPERATIVE,
                               INCORPORATED, as Depositor


                              By:
                                 Name:
                                 Title:


                              FIRST UNION NATIONAL BANK,
                              as Property Trustee


                              By:
                                 Name:
                                 Title:


                              FIRST UNION TRUST COMPANY, NATIONAL
                              ASSOCIATION
                              as Delaware Trustee


                              By:
                                 Name:
                                 Title:


                                 Name:  Leslie T. Newton
                                 as Administrative Trustee


                                 Name:   Jonathan A. Hawkins
                                 as Administrative Trustee

                                                                       Exhibit A
                                                                       ---------


                             CERTIFICATE OF TRUST
                      OF SOUTHERN STATES CAPITAL TRUST II



          THIS Certificate of Trust of Southern States Capital Trust II (the "Trust"), dated ________, 1999, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.(S)(S) 3801 et seq.).
              -------            -- ---

          1.   Name.  The name of the business trust being formed hereby is
               ----
"Southern States Capital Trust II."

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust with a principal place of business in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

          3.   Effective Date.  The Certificate of Trust shall be effective as
               --------------
of ________, 1999.

          IN WITNESS WHEREOF, the undersigned, as the sole initial trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                              FIRST UNION TRUST COMPANY, NATIONAL
                              ASSOCIATION, as Delaware Trustee


                              By:_____________________________
                                    Name:
                                    Title:

                                                                       Exhibit B
                                                                       ---------

                      [CERTIFICATE DEPOSITORY AGREEMENT]



The Depository Trust Company
55 Water Street, 49th Floor,
New York, New York 10041-0099.

Attention:  General Counsel's Office

               Re:  Southern States Capital Trust II
                    ____% Capital Securities
                    CUSIP No.
                    ---------------------------------

Ladies and Gentlemen:

          The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the book-entry-only portion of the ___% Capital Securities (the "Capital Securities") of Southern States Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), governed by the Amended and Restated Trust Agreement, dated as of ___________, 2000 (the "Amended and Restated Trust Agreement"), between Southern States Cooperative, Incorporated (the "Corporation"), as Depositor, First Union National Bank, as Property Trustee, First Union Trust Company, National Association, as Delaware Trustee, and the Administrative Trustees named therein. The payment of distributions on the Capital Securities and payments due upon liquidation of the Issuer or redemption of the Capital Securities, to the extent the Issuer has funds available for the payment thereof, are guaranteed by the Corporation to the extent set forth in a Guarantee Agreement, dated as of ___________, 2000, between the Corporation and First Union National Bank, as Guarantee Trustee with respect to the Capital Securities. The Corporation and the Issuer propose to sell the Capital Securities to the Underwriters (the "Underwriters") pursuant to an Underwriting Agreement, dated as of _____________, 2000, by and among the Underwriters, the Issuer and the Corporation, and the Underwriters wish to take delivery of the Capital Securities through DTC. First Union National Bank is acting as transfer agent and registrar with respect to the Capital Securities (the "Transfer Agent and Registrar").

          To induce DTC to accept the Capital Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Capital Securities, the Issuer and the Transfer Agent and Registrar make the following representations to DTC:

          1. Prior to the closing of the sale of the Capital Securities to the Underwriters on ____________, 2000, there shall be deposited with, or held by the Transfer Agent and Registrar as custodian for, DTC one or more global certificates (individually and collectively, the

"Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of _________ Capital Securities and bearing the following legend:

          Unless this Capital Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Southern States Capital Trust II or its agent for registration of transfer, exchange, or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders (with no provision for revocation of consents or votes by subsequent holders) of the Capital Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

          3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transactions resulting in the cancellation of all or any part of the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall sent DTC a notice of such event as soon as possible but, at least 5 business days prior to the effective date of such event.

          4. In the event of any distribution on, or an offering or issuance of rights with respect to, the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Capital Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Capital Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g.,
                                                                           - -
legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Capital Securities. After establishing the amount of payment to be made on the Capital Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend

Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                    Manager, Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, New York 10004-2695

          The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

          5. In the event of a redemption by the Issuer of the Capital Securities, notice specifying the terms of the redemption and the Publication Date of such notices shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                    Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, New York 11530-4179

          6. In the event of any invitation to tender the Capital Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884), or by mail or any other means to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, New York 10004-2695

          7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Capital Securities and the accompanying designation of the Capital Securities, which, as of the date of this letter, is "Southern States Capital Trust II, ___% Capital Securities".

          8. Distribution payments or other cash payments with respect to the Capital Securities shall be governed by DTC's current Principal and Income Payments Rider, a copy of which is attached hereto as Annex I. For purposes of this letter, the term "Agent" used in Annex I shall be deemed to refer to First Union National Bank or any successor Property Trustee under the Amended and Restated Trust Agreement.

          9. DTC may direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

          10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the
             - -
Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Capital Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

          11. DTC may discontinue its services as a securities depositary with respect to the Capital Securities at any time by giving reasonable prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Capital Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Capital Securities, make available one or more separate global certificates evidencing Capital Securities to any Participant having Capital Securities credited to its DTC account, or issue definitive Capital Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          12. In the event that the Issuer determines that beneficial owners of Capital Securities shall be able to obtain definitive Capital Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Securities, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of Southern States Capital Trust II.

                              Very truly yours,

                              SOUTHERN STATES CAPITAL TRUST II
                              (As Issuer)


                              By_________________________________
                                    (Administrative Trustee)


                              FIRST UNION NATIONAL BANK
                              (As Transfer Agent and Registrar)


                              By__________________________________
                                    Name:
                                    Title:


RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY


By_________________________________
     Authorized Officer

                    [Form of Common Securities Certificate]

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF
 THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST
                                  AGREEMENT.

Certificate Number                                  Aggregate Liquidation Amount

   C-__                                                          $________

                   Certificate Evidencing Common Securities

                                      of

                       Southern States Capital Trust II

                            ___% Common Securities
                 (liquidation amount $25 per Common Security)

     Southern States Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that [NAME OF HOLDER] (the "Holder") is the registered owner of __________ (____) common securities (aggregate Liquidation Amount ______________________ ($__________) of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the ___% Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of ________, 2000, as the same may be amended from time to time (the "Trust Agreement"), among Southern States Cooperative, Incorporated, an agricultural cooperative corporation organized under the laws of Virginia, as Depositor, First Union National Bank, as Property Trustee,
First Union Trust Company, National Association, as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.


     Terms used but not defined herein have the meanings set forth in the Trust Agreement.

     In Witness Whereof, one of the Administrative Trustees of the Issuer Trust has executed this certificate this _____ day of _______, 2000.


                                    SOUTHERN STATES CAPITAL TRUST II



                                    By:_________________________________
                                       Name:
                                       Administrative Trustee

                                                                       Exhibit D
                                                                       ---------

                          [Form of Expense Agreement]

     AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of ________, 2000 (as modified, amended or supplemented, this "Agreement"), between Southern States Cooperative, Incorporated, an agricultural cooperative corporation organized under the laws of Virginia (the "Corporation"), and Southern States Capital Trust II, a Delaware business trust (the "Issuer Trust").

     Whereas, the Issuer Trust intends to issue its Common Securities (the "Common Securities") to and acquire the Debentures from the Corporation, and to issue and sell _____% Capital Securities (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Issuer Trust, dated as of _________, 2000, among the Corporation, as Depositor, First Union National Bank, as Property Trustee, First Union Trust Company, National Association, as Delaware Trustee, and the Administrative Trustees named therein, as the same may be amended from time to time (the "Trust Agreement"); and

     Whereas, the Corporation will own all of the Common Securities of the Issuer Trust and will issue the Debentures; and

     Whereas, capitalized terms used but not defined herein have the meanings set forth in the Trust Agreement;

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Issuer Trust hereby agree as follows:


                                   ARTICLE I

     Section 1.1. Guarantee by Corporation. Subject to the terms and conditions hereof, the Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Issuer Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of any Trust Securities the amounts due such holders pursuant to the terms of the Trust Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     Section 1.2. Subordination of Guarantee. The guarantee and other liabilities and obligations of the Corporation under this Agreement shall constitute unsecured obligations of the Corporation and shall rank subordinate and junior in right of payment to all Senior Indebtedness

(as defined in the Indenture) of the Corporation to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of
Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Corporation hereunder. The obligations of the Corporation hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Corporation.

     Section 1.3. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the dissolution of the Issuer Trust; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Corporation, as guarantor, and First Union National Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     Section 1.4. Waiver of Notice. The Corporation hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 1.5. No Impairment. The obligations, covenants, agreements and duties of the Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Issuer Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust (other than the dissolution of the Issuer Trust in accordance with the terms thereof).

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Corporation with respect to the happening of any of the foregoing.

     Section 1.6. Enforcement. A Beneficiary may enforce this Agreement directly against the Corporation and the Corporation waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Corporation.

     Section 1.7. Subrogation. The Corporation shall be subrogated to all rights (if any) of any Beneficiary against the Issuer Trust in respect of any amounts paid to the Beneficiaries by the Corporation under this Agreement; provided, however, that the Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                  ARTICLE II

     Section 2.1. Assignment. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void.

     Section 2.2. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the Beneficiaries.

     Section 2.3. Amendment. So long as there remains any Beneficiary or any Capital Securities are Outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the Holders of the Capital Securities without the consent of such Beneficiary or the Holders of the Capital Securities, as the case may be.

     Section 2.4. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

          If given to the Corporation:

          Southern States Cooperative, Incorporated
          6606 West Broad Street
          Richmond, Virginia  23260
          Facsimile No.:  (804) 281-1650
          Attention:  Chief Financial Officer

          If given to the Issuer Trust:

          Southern States Capital Trust II
          6606 West Broad Street
          Richmond, Virginia  23260
          Facsimile No.:
          Attention:

          With a copy to:

          First Union National Bank
          800 East Main Street, Lower Mezzanine
          Richmond, Virginia 23219
          Facsimile No.:  (804) 343-6699
          Attention:  Corporate Trust Group

     Section 2.4. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     In Witness Whereof, this Agreement as to Expenses and Liabilities is executed as of the day and year first above written.


                                    SOUTHERN STATES COOPERATIVE,
                                    INCORPORATED


                                    By:
                                    Name:
                                    Title:

                                    SOUTHERN STATES CAPITAL TRUST II


                                    By:
                                    Name:
                                    Administrative Trustee

                                                                       Exhibit E
                                                                       ---------

                   [Form of Capital Securities Certificate]

     [If the Capital Securities Certificate is to be a Book-Entry Capital Securities Certificate, insert--This Capital Securities Certificate is a Book-Entry Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Clearing Agency or a nominee of a Clearing Agency. This Capital Securities Certificate is exchangeable for Capital Securities Certificates registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency, except in the limited circumstances described in the Trust Agreement.

     Unless this Capital Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Southern States Capital Trust II or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number                                  Aggregate Liquidation Amount

  P-__                                                           $_______

                              CUSIP NO. ________

                   Certificate Evidencing Capital Securities

                                      of

                       Southern States Capital Trust II

                           _____% Capital Securities

                 (liquidation amount $25 per Capital Security)


     Southern States Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that _____________________________ (the "Holder") is the registered owner of
_________________ (____) capital securities (aggregate Liquidation Amount
____________________ ($________)) of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the _____% Capital Securities (liquidation amount $25 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of __________, 2000, as the same may be amended from time to time (the "Trust Agreement"), among Southern States Cooperative, Incorporated, an agricultural cooperative corporation organized under the laws of Virginia, as Depositor, First Union National Bank, as Property Trustee, First Union Trust Company, National Association, as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of ____________, 2000 (the "Guarantee Agreement"), entered into by Southern States Cooperative, Incorporated and First Union National Bank, as guarantee trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     In Witness Whereof, one of the Administrative Trustees of the Issuer Trust has executed this certificate this _____ day of __________, ____.

SOUTHERN STATES CAPITAL TRUST II


                                    By:
                                         Name:
                                         Administrative Trustee

                                  ASSIGNMENT

     For Value Received, the undersigned assigns and transfers this Capital Security to:


________________________________________________________________________________
       (Insert assignee's social security or tax identification number)


________________________________________________________________________________

________________________________________________________________________________
                   (Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________

________________________________________________________________________________

agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature: ___________________________________________________________________
           (Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.